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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                                              State or Other Jurisdiction of         Other Names Under Which
             Name of Subsidiary               Incorporation or Organization          Subsidiary Does Business
-------------------------------------------   ------------------------------   -------------------------------------
Qwest Communications Corporation(1)                      Delaware              (a)   Qwest Communications
                                                                                     Corporation d/b/a Qwest
                                                                                     Communications The Power of
                                                                                     Connections
                                                                               (b)   Qwest Communications
                                                                                     Corporation of Delaware
                                                                               (c)   Qwest Communications d/b/a
                                                                                     The Power of Connections
                                                                               (d)   Qwest Communications The
                                                                                     Power of Connections, Inc.
Qwest Corporation                                        Colorado                             None
SuperNet, Inc.                                           Colorado                             None
Phoenix Network, Inc.                                    Delaware                             None
Phoenix Telecom, Inc.                                    Delaware                             None
Phoenix Network, Inc. of New Hampshire                 New Hampshire                          None
Phoenix Network Acquisition Corp.                        Delaware                             None
Phoenix TNC Corporation                                  Delaware                             None
AmeriConnect, Inc.                                       Delaware                             None
EUnet International Limited                           United Kingdom                          N/A
Qwest B.V.                                            The Netherlands                         None
KPNQwest B.V.                                         The Netherlands                         None
LCI International, Inc.                                  Delaware                             None
LCI International Telecom Corp.                          Delaware                             None
LCI International of Virginia, Inc.                      Virginia                             None
LCI California Assets, LLC                               Delaware                             None
LCI International Management Services, Inc.              Delaware                             None
LCI Telecom UK, Ltd.                                  United Kingdom                          None
LCI SPC I, Inc.                                          Delaware                             None
LCI International CA, Inc.                               Delaware                             None
#1056974 Ontario Inc.                                     Ontario                             None
USLD Communications Corp.                                Delaware                             None
USLD Communications, Inc.                                  Texas                              None
U.S. Long Distance, Inc.                                   Texas                              None
U.S. Long Distance Corp.                                 Delaware                             None
Mega Plus Dialing Inc.                               British Columbia                         None
Qwest Internet Solutions, Inc.                           Delaware                             None
Qwest Cyber.Solutions LLC                                Delaware                             None
Qwest Transmission, Inc.                                 Delaware                             None
Qwest 1999-R Acquisition Corp.                           New York                             None
Qwest 1999-W Acquisition Corp.                           Delaware                             None
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(1) Qwest Communications Corporation also uses the trade name "SP Construction Services."

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